CSFB-2003-AR9-G3-M1 - Price/Yield - IIIA1								CSFB 2003-AR9 CLASS III-A-1

Balance	CONTACT DESK	Delay	0	Index	LIBOR_1MO | 1.27	WAC(3)	6.4047
Coupon*	1.71	Dated	3/30/2003	Mult / Margin	1 / 0.44	NET(3)	5.983901
Settle	3/31/2003	First Payment	4/25/2003	HARD CAP	11%	WAM(3)	352

*COUPON: WILL EQUAL THE LESSER OF (I) ONE-MONTH LIBOR PLUS THE INDICATED CERTIFICATE MARGIN, (II) THE NET FUNDS CAP, AND III) THE INDICATED HARD CAP.
RUN TO THE GROUP III 5% CALL

Price	10 CPR, Call (Y)	20 CPR, Call (Y)	22 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	45 CPR, Call (Y)	50 CPR, Call (Y)	60 CPR, Call (Y)
100-00	1.716	1.716	1.716	1.716	1.716	1.716	1.716	1.716	1.716	1.716	Yield
100-00	44	44	44	44	44	44	44	44	44	44	Disc Margin

WAL	7.31	3.92	3.56	3.10	2.52	2.10	1.77	1.50	1.28	0.95
Mod Durn	6.65	3.72	3.39	2.98	2.44	2.04	1.73	1.48	1.27	0.94
Principal Window	Apr03 - Apr24	Apr03 - Aug15	Apr03 - Jul14	Apr03 - Feb13	Apr03 - May11	Apr03 - Jan10	Apr03 - Jan09	Apr03 - Mar08	Apr03 - Jul07	Apr03 - Jun06
Accrued Interest	12,304.05	12,304.05	12,304.05	12,304.05	12,304.05	12,304.05	12,304.05	12,304.05	12,304.05	12,304.05

LIBOR_1MO	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27	1.27
LIBOR_6MO	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18	1.18
LIBOR_1YR	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21	1.21
CMT_1YR	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194	1.194

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

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